UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

First Data Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street, 29th Floor New York, New York 10281		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	FDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated January 16, 2019 (the “Merger Agreement”), by and among First Data Corporation (“First Data”), Fiserv, Inc. (“Fiserv”) and 300 Holdings, Inc. (“Merger Sub”), a wholly owned subsidiary of Fiserv. On July 29, 2019, pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub merged with and into First Data, with First Data as the surviving entity and a wholly owned subsidiary of Fiserv (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on July 29, 2019, all outstanding obligations in respect of principal, interest and fees under that certain Credit Agreement, dated as of September 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among First Data, as borrower, the several lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer, Citibank, N.A., as syndication agent, and the other parties party thereto, were repaid and all commitments under the Credit Agreement were terminated.

Also in connection with the completion of the Merger, on July 24, 2019, First Data submitted notices to the trustee for its outstanding 5.000% Senior Secured Notes due 2024, its 5.750% Senior Secured Second Lien Notes due 2024 and its 5.375% Senior Secured Notes due 2023 (the “First Data Notes”) that it intends to redeem all outstanding aggregate principal amount of the First Data Notes on August 3, 2019, subject to completion of the Merger. This Current Report on Form 8-K does not constitute a notice of redemption of any series of the First Data Notes. Upon deposit of the redemption and other amounts with the trustee on July 29, 2019, the obligations of First Data under the indentures governing the First Data Notes were satisfied and discharged in accordance with their terms.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of First Data (“First Data Class A Common Stock”) and Class B common stock, par value $0.01 per share, of First Data (together with the First Data Class A Common Stock, the “First Data Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of First Data Common Stock held by First Data as treasury stock, First Data restricted shares and any shares of First Data Common Stock owned by Fiserv, First Data or any subsidiary of Fiserv or First Data (with limited exceptions)) was converted into the right to receive 0.303 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Fiserv (the “Fiserv Common Stock”), with cash payable in lieu of any fractional shares of Fiserv Common Stock.

At the Effective Time, First Data’s equity awards, consisting of (i) the First Data equity awards granted at or before the time of the initial public offering of First Data (the “First Data IPO”) that are subject to time-based vesting (the “Time-Vesting IPO Awards”), (ii) the First Data equity awards granted at the time of the First Data IPO that are subject to vesting solely upon achievement of a price of $32 per share of First Data Class A Common Stock (the “Performance-Vesting IPO Awards”) and (iii) the First Data equity awards granted after the First Data IPO, whether vested or unvested (the “Post-IPO Awards”), were either settled in shares of Fiserv Common Stock or converted into Fiserv equity awards as described below. Any First Data equity award that was converted into a Fiserv equity award, other than the converted Performance-Vesting IPO Awards, will be subject to “double-trigger” vesting under certain circumstances.

At the Effective Time, the Time-Vesting IPO Awards accelerated in full in accordance with their terms, except for the Time-Vesting IPO Awards held by Frank J. Bisignano, First Data’s Chief Executive Officer immediately prior to the Merger, which were converted into Fiserv’s equity awards in a manner consistent with the Post-IPO Awards. Each restricted share and restricted stock unit award that was a Time-Vesting IPO Award was settled in shares of Fiserv Common Stock based on the Exchange Ratio and each stock option award that was a Time-Vesting IPO Award was converted into an option to purchase a number of shares of Fiserv Common Stock equal to the number of shares of First Data Common Stock subject to such option award multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share of such stock option immediately prior to the Effective Time divided by the Exchange Ratio. The Time-Vesting IPO Awards that were converted into options to purchase Fiserv Common Stock will otherwise continue to be governed by the same terms and conditions as were applicable prior to the Effective Time.

At the Effective Time, the Performance-Vesting IPO Awards were converted into equity awards denominated in shares of Fiserv Common Stock and will remain eligible to vest upon satisfaction of an adjusted performance condition based on a target price per share of Fiserv Common Stock equal to the existing First Data target price divided by the Exchange Ratio. Each restricted share and restricted stock unit award that was a Performance-Vesting IPO Award was converted into an award denominated in shares of Fiserv Common Stock based on the Exchange Ratio, and each stock option award that was a Performance-Vesting IPO Award was converted into an option to purchase a number of shares of Fiserv Common Stock equal to the number of shares of First Data Common Stock subject to such option award multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share of such stock option immediately prior to the Effective Time divided by the Exchange Ratio. As converted, the Performance-Vesting IPO Awards will otherwise continue to be governed by the same terms and conditions as were applicable prior to the Effective Time.

At the Effective Time, the Post-IPO Awards were converted into equity awards denominated in shares of Fiserv Common Stock and will continue to be governed by the same terms and conditions as were applicable prior to the Effective Time. Each such restricted share and restricted stock unit award that was a Post-IPO Award was converted into an award denominated in shares of Fiserv Common Stock based on the Exchange Ratio, and each such stock option award that was a Post-IPO Award was converted into an option to purchase a number of shares of Fiserv Common Stock equal to the number of shares of First Data Common Stock subject to such option award multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share of such stock option immediately prior to the Effective Time divided by the Exchange Ratio.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on July 29, 2019, First Data notified the New York Stock Exchange (the “NYSE”) that the transaction had closed and requested that the NYSE (i) suspend trading of the First Data Class A Common Stock on the NYSE, (ii) withdraw the First Data Class A Common Stock from listing on the NYSE and (iii) file with the U.S. Securities and Exchange Commission (the “SEC”) a notification on Form 25 to delist the First Data Class A Common Stock from the NYSE and deregister the First Data Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the First Data Class A Common Stock will no longer be listed on the NYSE.

Additionally, First Data intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the First Data Class A Common Stock under Section 12(g) of the Exchange Act and the suspension of First Data’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, stockholders of First Data immediately prior to the completion of the Merger ceased to have any rights as stockholders of First Data other than the right to receive the merger consideration in accordance with the Merger Agreement. The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, First Data’s directors ceased serving as directors of First Data. Pursuant to the Merger Agreement, as of the Effective Time, Mr. Jeffery W. Yabuki and Ms. Lynn S. McCreary, the directors of Merger Sub immediately prior to the Effective Time, became the directors of First Data as the surviving entity in the Merger.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of First Data until thereafter amended. The foregoing description of the First Data bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the First Data bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) The following Exhibits are filed herewith.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of January 16, 2019, by and among Fiserv, Inc., 300 Holdings, Inc. and First Data Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of First Data Corporation, filed on January 18, 2019)*.

3.1	Bylaws of First Data Corporation, effective as of the Effective Time.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. First Data agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
(Registrant)

Date: July 29, 2019	By:	/s/ Himanshu A. Patel
(Signature)
	Name:	Himanshu A. Patel
	Title:	Executive Vice President, Chief Financial Officer